ASSIGNMENT AGREEMENT

THIS AGREEMENT made the 23rd day of February, 2004.

BETWEEN:

FAIRCHILD INTERNATIONAL CORPORATION

(herein called "Fairchild")

OF THE FIRST PART

AND:

HABANERO RESOURCES INC.

(herein called "Habanero")

OF THE SECOND PART

WHEREAS:

A. Pursuant to the terms of a participation agreement dated September 30, 2003 (the "Participation Agreement") between Patch Energy Inc. ("Patch"), and PB Energy USA Inc. ("PB"), Patch was granted the right to earn a 3.75% working interest in the Test Well and a 3.75% working interest in the Program Lands (as those capitalized terms are defined in this Participation Agreement) by paying 5% of the Prospect Acquisition Costs being US$15,000, 5% of the Test Well Operations and 3.75% of the costs of Development of Program Lands, (collectively "the Costs") (as those capitalized terms are defined in the Participation Agreement (the "Interest");

B. Pursuant to the terms of a sub-participation agreement (the "Sub-Participation Agreement") dated November 6, 2003 between Patch and Fairchild, Fairchild was granted the right to earn a 1.875% interest in the Test Well and the Program Lands, being a one-half (1/2) share of the Interest, in consideration of incurring an equal percentage of the costs associated with the acquisition of the Interest;

C. Fairchild has agreed to assign to Habanero one-fifth (1/5) of its interest in the Sub-Participation Agreement, being the right to earn a .375% interest (the "Assigned Interest") in the Test Well and the Program Lands in consideration of Habanero assuming an equal share (1/5) of Fairchild's costs (the "Assumed Costs") under the Sub-Participation Agreement;

THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

1. PARTICIPATION

1.1 Fairchild hereby agrees to grant to Habanero the right to earn the Assigned Interest.

1.2 In order to earn the Assigned Interest Habanero shall fund the Assumed Costs and in this regard Habanero shall pay such Assumed Costs as and when requested by Fairchild in order that Fairchild may fulfil its obligations under the Sub-Participation Agreement in respect of the Assumed Costs provided that, if Habanero fails to make any such payments, its right to earn the Assigned Interest shall cease and this Agreement shall be terminated.

1.3 In circumstances where Habanero incurs all the Assumed Costs, it shall have earned the right to the Assigned Interest and, in such instance, Fairchild shall use its reasonable best efforts to seek the consents necessary to assign the Assumed Interest to Habanero provided that, if such consents are not obtained, Fairchild shall hold the Assigned Interest in trust for Habanero.

2. REPRESENTATIONS AND WARRANTIES OF FAIRCHILD

2.1 Fairchild represents and warrants to Habanero in order to induce Habanero to enter into this Agreement, as follows:

(a) the Participation Agreement is in good standing, not in default and enforceable by Patch in accordance with its terms;

(b) the Sub-Participation Agreement is in good standing, not in default and enforceable by Fairchild in accordance with its terms;

(c) Patch has not assigned, transferred, optioned or otherwise encumbered the Interest except as provided for in the Sub-Participation Agreement;

(d) Fairchild has not assigned, transferred, optioned or otherwise encumbered the Partial Interest except as provided for herein and otherwise as to the assignment of a further one-fifth (1/5) of its interest in the Sub-Participation Agreement to Micron Enviro Systems Inc.; and

(e) Fairchild has all corporate authority and has obtained any and all consents required to enter into this Agreement.

3. REPRESENTATIONS AND WARRANTIES OF HABANERO

3.1 Habanero represents and warrants to Fairchild in order to induce Fairchild to enter into this Agreement that Habanero has all corporate authority and has obtained any and all consents required to enter into this Agreement.

4. COVENANTS OF FAIRCHILD

4.1 Fairchild covenants with Habanero that it shall:

(a) upon receipt of any payments from Habanero pursuant to section 1.2 hereof, advance those payments to Patch in accordance with the terms of the Sub-Participation Agreement;

(b) keep Habanero informed in a timely manner of the operations under the Participation Agreement and shall provide Habanero with copies of any data it shall receive pursuant to the Sub-Participation Agreement; and

(c) upon Habanero having earned the Assigned Interest, forthwith upon receipt of same, forward any revenues received by Fairchild on account of the Assigned Interest to Habanero.

5. GENERAL

5.1 Time shall be of the essence in this Agreement.

5.2 This Agreement may be executed in counterpart and delivered by facsimile transmission and each counterpart, once so delivered to the other party, shall be binding on the parties.

5.3 This Agreement shall be subject to, interpreted, construed and enforced in accordance with the laws in effect in the Province of British Columbia. Each party accepts the jurisdiction of the courts of the Province of British Columbia.

5.4 This Agreement supersedes and replaces all other agreements, documents, discussions and verbal understandings between the parties with respect to the Interest and contains the entire agreement between the parties.

5.5 The address for service of notices for each party is:

To Fairchild:
Fairchild International Corporation
Suite 1220 - 666 Burrard Street
Vancouver, BC V6C 2X8
Attention: George Tsafalas

To Habanero:
Habanero Resources Inc.
Suite 1205 - 789 West Pender Street
Vancouver, BC V6C 1H2
Attention: Jason Gigliotti

5.6 This Agreement shall enure to the benefit of and be binding upon the parties hereto and each of their respective successors and assigns.

5.7 Each of the parties covenant and agree to do such acts and execute and deliver all such documents, conveyance and transfers as may be reasonably requested or required by the other party, in order to fully perform and carry out the terms of this Agreement.

IN WITNESS WHEREOF the parties have executed this Agreement as of the date first set out above.

FAIRCHILD INTERNATIONAL CORPORATION

/s/ George Tsafalas

Per:
Authorized Signatory

HABANERO RESOURCES INC.

/s/ Jason Gigliotti

Per:
Authorized Signatory